Exhibit 10.10

26 November 2019

To:

The Directors

G Medical Innovations Holdings Limited

ARBN 617 204 743

PO Box 10008, Willow House, Cricket Square

Grand Cayman, KY1-1001, Cayman Islands

(Company)

From:

MEF I, L.P.

(Investor)

Dear Sirs

Convertible Securities Agreement between the Company and the Investor executed on or around 29 October 2018 and amended by a Letter Agreement dated on or around 26 March 2019 and 15 August 2019 (“Convertible Securities Agreement”)

We refer to the Convertible Securities Agreement. Terms defined in the Convertible Securities Agreement have the same meaning when used in this letter.

1	Variation of Convertible Securities Agreement

The Company and the Investor agree that:

(a)	The Face Value of all outstanding Convertible Securities will be increased from US$1.189 to US$1.296, a 9% increase. The 9% increase shall consist of;

(i)	3% increase due to the failure to seek shareholder approval to remove the Floor Price pursuant to the Letter Agreement dated 15 August 2019;

(ii)	3% increase for failure to redeem certain Convertible Securities by the way of Amortisations due in cash; and

(iii)	3% increase for MEF’s consent to allow the Company to enter into the GEM Capital Commitment Agreement.

2	GEM Capital Commitment Agreement

In the additional to the penalty in 1(a)(iii) of this agreement, the Company and the Investor agree that any funds received from the GEM Capital Commitment Agreement will be distributed as follows;

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(a)	For each Capital Call (as defined in the GEM Capital Commitment Agreement),

(i)	30% of the gross proceeds below $500,000 will be directly and immediately remitted to MEF for repayment of the Convertible Securities in accordance with clause 3.3 of the Convertible Securities Agreement, and

(ii)	60% of the gross proceeds above $500,000 will be directly and immediately remitted to MEF for repayment of the Convertible Securities in accordance with clause 3.3 of the Convertible Securities Agreement.

For the avoidance of doubt, gross proceeds shall be calculated prior to any fee reductions. For example, if $100,000 is to be funded to the Company but $15,000 is to be withheld as fees, MEF will be due $30,000.

3	Floor Price

The Company agrees that by 31 January 2020, the Company will seek shareholder approval to remove the definition of Floor Price in the Convertible Securities Agreement. If the Company fails to receive shareholder approval, the Investor shall have the right to request repayment of the Amount Outstanding in accordance with clause 3.8(a)(i) of the Convertible Securities Agreement.

4	Acknowledgements

The Company and the Investor agree and acknowledge that:

(a)	this letter is a Transaction Document for the purposes of the Convertible Securities Agreement;

(b)	except as provided in this letter, in all other respects the provisions of the Convertible Securities Agreement are ratified and confirmed and continue in full force and effect.

5	General

(a)	This letter is governed by the law of Western Australia and the parties submit to the non-exclusive jurisdiction of its courts and the courts competent to determine appeals from those courts with respect to any proceedings that may at any time be brought in relation to this document.

(b)	If this document is executed in counterparts then each is deemed an original and together they constitute one document. A party who has executed a counterpart of this document may deliver that counterpart to the other parties by posting it, by hand delivery or by forwarding a copy of the executed counterpart to them in portable document format (PDF) attached to an email, by fax or in any other format that the parties agree in writing.

(c)	The Company must pay the Investor the Investor’s legal costs of A$19,205 upon the first Capital Call.

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Yours faithfully

Investor

Signed, sealed and delivered as a deed by

MEF I, L.P. by its authorised representative

in the presence of:

Ari Morris

Portfolio Manager

Acknowledged and agreed by the Company

Executed in accordance with section 127 of

the Corporations Act 2001 by G Medical

Innovations Holdings Limited
ARBN 617 204 743:

/s/ Yacov Geva
Dr Yacov Geva, President & CEO	Dr. Kenneth R Melani, Chairman

Steven Woods, Secretary

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